Exhibit 99.1

Press Release

MagnaChip Reports First Quarter 2016 Financial Results

Total AMOLED Sales Increased 42% Sequentially

SEOUL, South Korea and SAN JOSE, Calif., May 5, 2016 — MagnaChip Semiconductor Corporation (“MagnaChip”) (NYSE: MX), a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products, today announced financial results for the first quarter ended March 31, 2016.

Revenue for the first quarter of 2016, a typically seasonally soft quarter, was $148.1 million, a 2.8% decline compared to $152.4 million for the fourth quarter of 2015, and down 10.2% compared to $164.9 million for the first quarter of 2015. Revenue was better-than-expected despite the closure of MagnaChip’s legacy 6” semiconductor fab during the first quarter because of the strength in demand serviced by the company’s 8” fabs. Foundry Services revenue in the first quarter of 2016 was $60.0 million and Standard Products Group revenue was $88.0 million.

Gross profit was $34.2 million, or 23.1% as a percent of revenue for the first quarter of 2016. This compared with gross profit of $29.9 million, or 19.6%, for the fourth quarter of 2015 and $35.0 million, or 21.2%, for the first quarter of 2015. Foundry gross profit was 23.8% and Standard Products Group gross profit was 23.6% in the first quarter of 2016.

Net income, on a GAAP basis, for the first quarter of 2016 totaled $8.1 million, or $0.23 per basic and diluted share, compared to net income of $22.9 million, or $0.66 per basic and diluted share in the fourth quarter of 2015 and a net loss of $20.0 million or $0.59 per basic share, for the first quarter of 2015. Net income in the first quarter of 2016 included a restructuring gain of $7.8 million from the sale of the Company’s legacy 6” fab equipment, and a net foreign currency gain of $8.2 million, almost all of which is non-cash.

“Revenue in the first quarter exceeded our prior guidance, fueled by a 42% sequential increase in total sales for our AMOLED display drivers ICs, primarily for smartphones,” said YJ Kim, Chief Executive Officer of MagnaChip. Mr. Kim added, “MagnaChip is well positioned to benefit from the growing adoption of AMOLED technology in a range of mobile and wearable devices such as smartphones, tablets, smartwatches and virtual reality headsets, as well as in large displays for high-end televisions.”

Chief Financial Officer Jonathan Kim said, “As part of MagnaChip’s focus on managing costs, we closed a legacy 6” fab in the first quarter.” Mr. Kim added, “While we continue to explore opportunities to further control spending and strengthen our balance sheet, we also are devoting considerable attention and financial resources to support revenue growth and a gradual recovery in our business that we expect over the course of this year.”

Adjusted Net Loss, a non-GAAP measurement, for the first quarter of 2016 totaled $2.8 million, or $0.08 per basic share, compared to Adjusted Net Income, also a non-GAAP measurement, of $5.2 million, or $0.15 per basic and diluted share, in the fourth quarter of 2015 and Adjusted Net Loss of $9.6 million, or $0.28 per basic share, for the first quarter of 2015.

Management believes that non-GAAP financial measures, when viewed in conjunction with GAAP results, can provide a meaningful understanding of the factors and trends affecting MagnaChip’s business and operations. However, such non-GAAP financial measures have limitations and should not be considered as a substitute for net income or as a better indicator of our operating performance than measures that are presented in accordance with GAAP. A reconciliation of GAAP results to non-GAAP results is included following the financial statements.

Cash and cash equivalents totaled $73.5 million at the end of the first quarter, essentially flat compared with the fourth quarter when excluding the one-time effects in the fourth quarter of pre-paid deposits for the sale of our 6” fab equipment and prepayments received for end-of-life products related to the 6” fab.

The following table sets forth information relating to our operating segments:

	Three Months Ended
	March 31, 2016	March 31, 2015
Net Sales
Foundry Services Group	$59,979	$74,520
Standard Products Group
Display Solutions	58,059	56,353
Power Solutions	29,918	33,837

Total Standard Products Group	87,977	90,190
All other	149	175

Total net sales	$148,105	$164,885

	Three Months Ended March 31, 2016		Three Months Ended March 31, 2015
	Amount	% of Net Sales	Amount	% of Net Sales
Gross Profit
Foundry Services Group	$14,293	23.8%	$15,377	20.6%
Standard Products Group	20,760	23.6	19,425	21.5
All other	(804)	(540.0)	175	100.0

Total gross profit	$34,249	23.1%	$34,977	21.2%

First Quarter and Recent Company Highlights

•	Total AMOLED display driver sales increased 42% in Q1 compared with Q4 2015

•	Closed a legacy 6” fab and sold the 6” fab equipment to a third party

•	Announced that cumulative shipments of OLED TV display driver ICs surpassed six million units

•	Began Delivery of e-Compass Sensors in China

•	Selected for “The Best Cooperative Partner Award” by Sitronix Technology

•	Announced its Annual U.S. Foundry Technology Symposium in Santa Clara and Austin in May 2016

Business Outlook

For the second quarter of 2016, MagnaChip anticipates:

•	Revenue will be in the range of $156 million to $162 million, a sequential increase of 5% to 9%, reflecting a recovery in the Foundry order pipeline and strong demand for AMOLED display driver ICs.

•	Gross profit to be in the range of 21% to 24% as a percent of revenue.

Conference Call

MagnaChip will hold a conference call at 5 p.m. EDT today (May 5, 2016) to discuss the first quarter financial results. The conference call will be webcast live and is also available by dialing 1-866-776-2061 in the U.S. or 1-706-679-0298 for all other locations. The conference ID number is 90598586 and participants are encouraged to initiate their calls at least 10 minutes in advance of the 5 p.m. EDT start time to ensure a timely connection. The webcast and earnings release will be accessible at www.magnachip.com. A replay of the conference call will be available the same day and will run for 72 hours. The replay access numbers are 1-855-859-2056 or 1-404-537-3406. The access code is 90598586.

About MagnaChip Semiconductor Corporation

Headquartered in South Korea, MagnaChip is a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products for high-volume consumer applications. MagnaChip believes it has one of the broadest and deepest ranges of analog and mixed-signal semiconductor platforms in the industry, supported by its 30-year operating history, a large portfolio of registered and pending patents, and extensive engineering and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through, MagnaChip’s website is not a part of, and is not incorporated into, this release.

Safe Harbor for Forward-Looking Statements

Information in this release regarding MagnaChip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include statements about our future operating and financial performance, including second quarter 2016 revenue and gross profit expectations. All forward-looking statements included in this release are based upon information available to MagnaChip as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include general economic conditions, the impact of competitive products and pricing, timely design acceptance by our customers, timely introduction of new products and technologies, ability to ramp new products into volume production, industry wide shifts in supply and demand for semiconductor products, industry and/or company overcapacity, effective and cost efficient utilization of manufacturing capacity, financial stability in foreign markets and the impact of foreign exchange rates, unanticipated costs and expenses or the inability to identify expenses which can be eliminated, compliance with U.S. and international trade and export laws and regulations by us and our distributors, and other risks detailed from time to time in MagnaChip’s filings with the SEC, including our Form 10-K filed on February 22, 2016 and subsequent registration statements, amendments or other reports that we may file from time to time with the SEC and/or make available on our website. MagnaChip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

CONTACTS:

In the United States: Robert Pursel Director of Investor Relations Tel. +1-408-625-1262 robert.pursel@magnachip.com	In Korea: Chankeun Park Senior Manager, Public Relations Tel. +82-2-6903-3195 chankeun.park@magnachip.com

# # #

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of US dollars, except share data)

(Unaudited)

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
Net sales	$148,105	$152,430	$164,885
Cost of sales	113,856	122,528	129,908
Gross profit	34,249	29,902	34,977
Gross profit %	23.1%	19.6%	21.2%
Operating expenses
Selling, general and administrative expenses	19,952	18,653	25,030
Research and development expenses	17,815	18,879	22,160
Restructuring gain	(7,785)	—	—
Total operating expenses	29,982	37,532	47,190
Operating income (loss)	4,267	(7,630)	(12,213)
Interest expense	(4,057)	(4,081)	(4,125)
Foreign currency gain (loss), net	8,195	17,080	(3,176)
Other income, net	535	617	618
Income (loss) before income tax expenses	8,940	5,986	(18,896)
Income tax expenses (benefits)	815	(16,868)	1,133
Net income (loss)	$8,125	$22,854	$(20,029)
Earnings (loss) per common share :
- Basic	$0.23	$0.66	$(0.59)
- Diluted	$0.23	$0.66	$(0.59)
Weighted average number of shares - Basic	34,698,904	34,698,777	34,056,468
Weighted average number of shares - Diluted	34,918,568	34,713,034	34,056,468

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND ADJUSTED NET INCOME

(In thousands of US dollars, except share data)

(Unaudited)

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
Net income (loss)	$8,125	$22,854	$(20,029)
Adjustments:
Depreciation and amortization	6,024	6,424	6,870
Interest expense, net	3,999	4,020	4,063
Income tax expenses (benefits)	815	(16,868)	1,133
Restructuring and other (gain), net	(6,832)	—	—
Equity-based compensation expense	536	398	185
Foreign currency loss (gain), net	(8,195)	(17,080)	3,176
Derivative valuation loss (gain), net	(42)	(61)	—
Restatement related expenses	3,592	(891)	7,058
Adjusted EBITDA	$8,022	$(1,204)	$2,456
Adjusted EBITDA per common share:
- Basic / Diluted	$0.23	$(0.03)	$0.07
Weighted average number of shares - Basic	34,698,904	34,698,777	34,056,468
Weighted average number of shares - Diluted	34,918,568	34,713,034	34,666,095
Net income (loss)	$8,125	$22,854	$(20,029)
Adjustments:
Restructuring and other (gain), net	(6,832)	—	—
Equity-based compensation expense	536	398	185
Foreign currency loss (gain), net	(8,195)	(17,080)	3,176
Derivative valuation loss (gain), net	(42)	(61)	—
Restatement related expenses	3,592	(891)	7,058
Adjusted net income (loss)	$(2,816)	$5,220	$(9,610)
Adjusted net income (loss) per common share:
- Basic / Diluted	$(0.08)	$0.15	$(0.28)
Weighted average number of shares - Basic	34,698,904	34,698,777	34,056,468
Weighted average number of shares - Diluted	34,918,568	34,713,034	34,666,095

We define Adjusted EBITDA for the periods indicated as net income (loss), adjusted to exclude (i) depreciation and amortization, (ii) interest expense, net, (iii) income tax expenses (benefits), (iv) restructuring and other (gain), net, (v) equity-based compensation expense, (vi) foreign currency loss (gain), net, (vii) derivative valuation loss (gain), net, and (viii) restatement related expenses.

We present Adjusted Net Income (loss) as a further supplemental measure of our performance. We prepare Adjusted Net Income (loss) by adjusting net income (loss) to eliminate the impact of a number of non-cash expenses and other items that may be either one time or recurring that we do not consider to be indicative of our core ongoing operating performance. We believe that Adjusted Net Income (loss) is particularly useful because it reflects the impact of our asset base and capital structure on our operating performance. We define Adjusted Net Income for the periods as net income (loss), adjusted to exclude (i) restructuring and other (gain), net, (ii) equity-based compensation expense, (iii) foreign currency loss (gain), net, (iv) derivative valuation loss (gain), net, and (v) restatement related expenses.

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands of US dollars, except share data)

(Unaudited)

	March 31, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$73,527	$90,882
Restricted cash	29,580	—
Accounts receivable, net	55,156	63,498
Inventories, net	71,003	57,619
Other receivables	2,756	31,932
Prepaid expenses	10,320	7,075
Hedge collateral	2,000	6,000
Other current assets	3,067	3,228
Total current assets	247,409	260,234
Property, plant and equipment, net	190,556	191,985
Intangible assets, net	2,797	2,629
Long-term prepaid expenses	11,188	12,117
Deferred income tax assets	236	238
Other non-current assets	6,649	6,897
Total assets	$458,835	$474,100
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$60,126	$55,476
Other accounts payable	5,794	10,961
Accrued expenses	74,470	76,721
Deferred revenue	—	10,060
Deposits received	—	8,165
Other current liabilities	6,769	5,128
Total current liabilities	147,159	166,511
Long-term borrowings, net	220,548	220,375
Accrued severance benefits, net	138,100	134,148
Other non-current liabilities	12,652	15,396
Total liabilities	518,459	536,430
Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized, 41,277,669 shares issued and 34,698,904 outstanding at March 31 2016, and 41,147,707 shares issued and 34,568,942 outstanding at December 31, 2015	412	411
Additional paid-in capital	125,153	124,618
Accumulated deficit	(88,085)	(96,210)
Treasury stock, 6,578,765 shares at March 31, 2016 and December 31,2015	(90,918)	(90,918)
Accumulated other comprehensive loss	(6,186)	(231)
Total stockholders’ equity (deficit)	(59,624)	(62,330)
Total liabilities and stockholders’ equity	$458,835	$474,100

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of US dollars)

(Unaudited)

	Three Months Ended
	March 31, 2016	March 31, 2015
Cash flows from operating activities
Net income (loss)	$8,125	$(20,029)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	6,024	6,870
Provision for severance benefits	5,771	7,260
Amortization of debt issuance costs and original issue discount	173	162
Loss (gain) on foreign currency, net	(8,857)	4,179
Restructuring and impairment charges (gains)	(7,785)	—
Stock-based compensation	536	185
Other	(10)	(242)
Changes in operating assets and liabilities
Accounts receivable, net	7,716	133
Inventories, net	(11,946)	(1,701)
Other receivables	(326)	6,140
Other current assets	(1,559)	(1,329)
Accounts payable	4,920	5,902
Other accounts payable	(3,748)	(4,881)
Accrued expenses	(3,729)	(7,626)
Deferred revenue	(9,777)	(1,604)
Other current liabilities	828	(170)
Other non-current Liabilities	(325)	(220)
Payment of severance benefits	(4,098)	(1,341)
Other	(114)	(367)
Net cash used in operating activities	(18,181)	(8,679)
Cash flows from investing activities
Purchase of plant, property and equipment	(4,288)	(557)
Payment for intellectual property registration	(237)	(77)
Collection of guarantee deposits	374	—
Proceeds from settlement of hedge collateral	3,993	—
Payment of guarantee deposits	(14)	(411)
Other	10	15
Net cash used investing activities	(162)	(1,030)
Cash flows from financing activities
Net cash provided by financing activities	—	—
Effect of exchange rates on cash and cash equivalents	988	(1,330)
Net decrease in cash and cash equivalents	(17,355)	(11,039)
Cash and cash equivalents
Beginning of the period	90,882	102,434
End of the period	$73,527	$91,395

Non-cash operating activities
Insurance proceeds in restricted cash reclassified from other receivables	$(29,571)	$—
Non-cash investing activities
Property, plant and equipment additions in other accounts payable	$605	$785